EDNET, INC.,
                             a Colorado corporation


                            Private Offering of up to
                               $3,000,000 of Units
            (Consisting of One Share of Common Stock and One Warrant)


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                        SUBSCRIPTION, REPRESENTATION AND
                         SECURITIES TRANSFER RESTRICTION
                                    AGREEMENT
                               DATED JULY 18, 1996


                       TO BE USED ONLY IN CONJUNCTION WITH
              AN INVESTMENT IN SHARES AND WARRANTS DESCRIBED HEREIN


         ---------------------------------------------------------------



                           INSTRUCTIONS TO SUBSCRIBERS

              If you wish to subscribe for Units (consisting of one share of Common Stock (the "Shares") and one warrant (a "Warrant")) of EDNET, Inc., a Colorado corporation (the "Company"), please complete and sign the Subscription, Representation and Securities Transfer Restriction Agreement (the "Agreement") marked "Execution Copy," following the instructions carefully. If you have any questions concerning any of the information called for, you may ask your lawyer, accountant or financial advisor for assistance, and if you desire, contact the individual indicated below.

              Because the price of each Unit will not be known at the time you complete this Agreement, you must subscribe for Units by indicating the aggregate purchase price (a minimum of $35,000) you are enclosing. The completed and signed Agreement, together with your check in the amount of your total subscription payable to "EDNET, Inc.," should then be sent to the address set forth below. You should make a copy of the executed Agreement for your files.


                              ANSWER ALL QUESTIONS.
                 ALL INFORMATION WILL BE TREATED CONFIDENTIALLY.

                                   EDNET, Inc.
                                One Union Street
                         San Francisco, California 94111

                           Attention: David Gustafson
                      President and Chief Operating Officer

                        Telephone Number: (415) 274-8800

       THE SHARES, WARRANTS AND SHARES PURCHASABLE UPON THE EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY ONLY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR IF SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY DETERMINES THAT EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS ARE AVAILABLE.

                        SUBSCRIPTION, REPRESENTATION AND
                         SECURITIES TRANSFER RESTRICTION
                                    AGREEMENT


EDNET, Inc.
One Union Street
San Francisco, California  94111

Gentlemen:

1. Subscription. By executing and delivering this Subscription, Representation and Stock Transfer Restriction Agreement (the "Agreement"), the undersigned (and each of the undersigned if more than one) hereby applies to purchase Units (each Unit consisting of one share of Common Stock (the "Shares") and one warrant (a "Warrant") of EDNET, Inc., a Colorado corporation (the "Company"), on the terms and conditions described herein, for a price per Unit equal to the lesser of:
(i) $3.00; or (ii) the average closing bid price of the Common Stock during a consecutive thirty (30) day period immediately preceding the Termination Date (as defined below) minus thirty percent (30%) (the Shares, the Warrants and the Shares purchasable pursuant to the Warrants may be hereinafter collectively referred to as the "Securities"). The minimum purchase is $35,000. This offering of Units will terminate on August 31, 1996 or such earlier date which the Company shall select in its sole discretion (the "Termination Date").

              The purchase price for each Warrant is one-tenth of one cent ($0.001) per Warrant. Each Warrant is exercisable until July 31, 1999, and entitles the holder to purchase one Share at an exercise price equal to the lesser of: (i) $4.75; or (ii) the average closing bid price of the Common Stock during a consecutive thirty (30) day period immediately preceding the Termination Date (subject to adjustment in certain circumstances). In the event that the average closing bid price of the Shares exceeds one hundred sixty percent (160%) of the Warrant exercise price for thirty (30) consecutive trading days, then the Company may, within three business days following the end of such thirty (30) day period, give notice of its intent to repurchase the Warrants at a purchase price of one-tenth of one cent ($0.001) per Warrant. Holders will have (30) days following the date of the Company's notice to exercise the Warrants. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Holder will be entitled only to the redemption price. For a more complete description of the Warrants, please see the form of Warrant attached hereto as Exhibit "A".

2. Acknowledgments. The undersigned (and each of the undersigned if more than one) acknowledges that:

       2.1 This subscription may be rejected in whole or in part at the sole discretion of the Company, and the execution and delivery of this Agreement does not constitute an agreement to sell the Securities or any other securities to me unless and until it has been accepted by the Company.

       2.2 The Company will rely upon the information contained herein for purposes of determining my suitability as an investor in the Company.

       2.3 The funds submitted with this Agreement will be held in escrow by the Company in a non-interest bearing account at a financial institution selected by the Company until the earlier to occur of the following: (a) August 31, 1996; or (b) the date the Company receives subscriptions for at least

              $300,000 of Units (the "Minimum Subscription"). If the Minimum Subscription is not received by August 31, 1996, the Company shall terminate the offering and return all funds to subscribers.

       2.4 If the Company receives subscriptions for the Minimum Subscription by August 31, 1996, the Company may continue to sell Units up to a maximum amount of $3,000,000 of Units, provided, however, the Company has no obligation to sell more than $300,000 of Units.

       2.5 The Company may elect to sell a lesser number of Units to the undersigned and upon so doing, the Company shall return to the undersigned the difference between the subscription price tendered and the subscription price required to purchase such Units.

       2.6 The management of the Company is vested in the Board of Directors and that being a shareholder confers no right to participate in the Company's business or in the decisions of its directors and officers.

       2.7 The offering of Units described in this Agreement terminates on the Termination Date, or such date as the Company shall elect, and the Company shall have no obligation to sell Units to the undersigned thereafter.

3. Representations. The undersigned (and each of the undersigned if more than one) hereby makes the following representations and warranties to the Company:

       3.1 I have received and carefully reviewed this Agreement and I have separately received and carefully reviewed the Company's Confidential Business Plan dated July, 1996 (the "Business Plan").

       3.2 I have obtained from the Company satisfactory responses to all questions and requests for further information regarding the business and plans of the Company, the contents of the Business Plan the terms and conditions of the offering, and all other relevant matters.

       3.3 I have been given access to and the opportunity to obtain such additional information as I have deemed necessary to verify the accuracy of the information provided to me by the Company.

       3.4 I have not received and am not relying upon any written offering literature or prospectus other than this Agreement and the materials contained in the Business Plan, and have not received and am not relying upon any oral representations which are in any manner inconsistent with the information contained therein.

       3.5 I personally have substantial knowledge and experience in financial and business matters, have specific experience making investment decisions of a similar nature, and am capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in Securities. I will provide the Company, upon request, with such information concerning my prior investment experience, business or professional experience and other information as the Company may deem necessary to further evaluate the foregoing representations.

       3.6 I am subscribing to acquire the Securities for investment purposes only, for my own account, and not for resale to others or in connection with (or with any view to) any further distribution of the Securities.

       3.7 I understand that (i) the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor qualified under the California Corporate Securities Law of 1968, as amended, or the securities laws of any other jurisdiction, (ii) the Securities cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws, unless the Company determines that exemptions from such registration and qualification requirements are available, and (iii) consequently, purchasers must bear the economic risk of an investment in the Securities for an indefinite period of time. I understand that only a very limited public market now exists for any of the securities issued by the Company and that it is uncertain whether a substantial public market will ever exist for the Securities.

       3.8 I am aware that an investment in the Securities is speculative and involves a high degree of risk.

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

       3.9 I have adequate means of providing for my current needs and possible personal contingencies and have no need for liquidity in an investment in the Securities. I am able to bear the economic risk of an investment in the Securities, can afford to hold the Securities for an indefinite period of time and, at the present time, could afford a complete loss of such investment.

       3.10 I may be deemed to be an accredited investor, because I meet the requirements of one or more of the following categories:

                     (Please initial all boxes which apply to you.)

              [  ]   I am a director or executive officer of the Company.

              [  ]   I am a natural person whose  individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

              [  ]   I am a natural person and had individual (not joint) income in excess of $200,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year, or I am a natural person and had joint income
                     (together with my spouse) in excess of $300,000 in each of the two most recent years and reasonably expect to reach the same income level in the current year.

              [  ]   The undersigned is a private business investment company as defined in section  202(a)(22) of the  Investment  Advisers
                     Act of 1940.

              [  ]   The undersigned is a corporation,  trust,  Massachusetts or similar business trust,  partnership or other  organization described in section 501(c)(3) of the Internal Revenue Code of 1986 as amended (i.e., tax exempt entities),  not formed for the specific purpose of acquiring the Securities,  with total assets in excess of $5 million  according to its most recent  audited  financial  statements,  and the investment decisions  of which are directed by one or more persons who have substantial  knowledge and experience in financial and
                     business   matters,   have   specific   experience   making
                     investment decisions of a similar nature, and are capable, without the use of a financial advisor, of utilizing and analyzing the information made available in connection with this offering and of evaluating the merits and risks of an investment in the Securities.

              [  ]   The undersigned is a (i) small business  investment company licensed by the U.S.  Small Business  Administration  under section  301(c)  or (d) of the  Small  Business  Investment
                     Company Act of 1958; (ii) any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; or (iii) U.S. bank or savings and loan association, whether acting for itself or as a trustee, or an insurance company.

              [  ]   The  undersigned  is an  employee  benefit  plan within the meaning  of  Title  I of  the  Employee  Retirement  Income
                     Security Act of 1974, the investment  decision of which are made by a plan  fiduciary,  as defined in section  9(21) of such  Act,  which is  either  a bank,  a  savings  and loan
                     association,   an  insurance   company,   or  a  registered
                     investment adviser.

              [  ]   The  undersigned  is  an employee  benefit  plan within the meaning  of  Title  I of  the  Employee  Retirement  Income
                     Security Act of 1974, which either has total assets in excess of $5,000,000 or is a self-directed plan, the investment decisions of which are made solely by one or more persons able to make the representations contained in section 3.5 above and who fits into one of the above categories.

              [  ]   The  undersigned  is an entity  in which all of the  equity owners are accredited investors, falling into one or more of the categories described above.

              (NOTE: The Company will not sell Securities to an investor unless the investor falls within one or more of the above categories.)

       3.11 All information which I have provided to the Company concerning myself, my financial position and my knowledge of and experience with financial and business matters is correct and complete as of the date set forth at the end of this Agreement, and if there should be any material change in such information prior to the closing of this offering, I will immediately provide the Company with such information.

       3.12 If an individual, the undersigned is at least 21 years of age. If an entity other than an individual, the undersigned is duly authorized to purchase and hold the Securities.

       3.13 If an individual, the residence, or, if an entity other than an individual, the principal place of business, of the undersigned is as set forth on the signature page of this Agreement. This address is the true and correct address of the undersigned and is the only jurisdiction in which an offer to sell the Securities was made to the undersigned. The undersigned has no present intention, if an individual, of becoming a resident of, or, if an entity other than an individual, of moving its principal place of business to, any other state or jurisdiction.

4.     Registration Rights.

       4.1    Piggyback  Registrations.  The  Company  shall  notify all persons owning of record Shares that have not been sold to the public ("Holders") in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of any public offering of securities by the Company, on Form S-1 or any other available form, initiated by the Company (but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Shares held by such Holder or into which the Warrants could be converted ("Registrable Shares"). Each Holder desiring to include in any such registration statement all or any part of its Registrable Shares shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of such Registrable Shares. If a Holder decides not to include all of its Registrable Shares in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include its Registrable Shares in any subsequent such registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

              4.1.1 Underwriting. If the registration statement under which the Company gives notice under this Section 4.1 is for an underwritten offering, the Company shall so advise the Holders. In such event, the right of any such Holder to be included in a registration pursuant to this Section 4.1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's
                     Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders on a pro rata basis based on the total number of Registrable Shares held by the Holders. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

              4.1.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 4.1 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses (as defined below) of such withdrawn registration shall be borne by the Company in accordance with Section
                     4.3 hereof.

              4.1.3  Expiration.  A  Holder's  registration  rights  under  this
                     Section 4.1 shall expire if all Registrable Shares held by such Holder may be sold under Rule 144 during any ninety
                     (90) day period.

       4.2 Form S-3 Registration. Subject to the conditions of this Section 4.2, if the Company shall receive a written request from the Holders of more than sixty-six and two-thirds percent (66-2/3%) of the Registrable Shares then outstanding that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Shares owned by such Holder or Holders, the Company will:

              4.2.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Shares; and

              4.2.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Shares as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.2:

                     (a) if Form S-3 (or any successor or similar form) is not available for such offering by the Holders; or

                     (b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Shares and such other securities (if any) at an aggregate price to the public of less than $500,000; or

                     (c) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this
                          Section 4.2; or

                     (d)  if  the  Company   shall  have   previously   filed  a
                          registration on Form S-3 at the request of the Holders with respect to the same Registrable Shares; or

                     (e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              4.2.3 A Holder's registration rights under this Section 4.2 shall expire if all Registrable Shares held by such Holder may be sold under Rule 144 during any ninety (90) day period.

       4.3 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 4.1 or 4.2 shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 4.2, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Shares agree to forfeit their right to registration pursuant to Section 4.2, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of securities (including Registrable Shares) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 4.2 to a demand registration. As used herein, "Registration Expenses" means all expenses incurred by the Company in complying with Sections 4.1 and 4.2, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), and "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Shares.

       4.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

              4.4.1 Prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Shares registered thereunder, keep such registration statement effective for up to ninety
                     (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

              4.4.2  Prepare  and  file  with  the  SEC  such   amendments   and
                     supplements   to  such   registration   statement  and  the
                     prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              4.4.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

              4.4.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              4.4.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              4.4.6 Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              4.4.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Shares and (b) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Shares.

       4.5 Delay of Registration; Furnishing Information. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 4. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4.1 or 4.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable

              Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Shares.

       4.6 Indemnification. In the event any Registrable Shares are included in a registration statement under Sections 4.1 or 4.2:

              4.6.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
                     (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this
                     Section 4.6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

              4.6.2 To the extent permitted by law, each Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 4.6.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 4.6 exceed the proceeds from the offering received by such Holder.

              4.6.3  Promptly after receipt by an  indemnified  party under this
                     Section 4.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.6.

              4.6.4 If the indemnification provided for in this Section 4.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

              4.6.5  The  obligations  of the  Company  and  Holders  under this
                     Section 4.6 shall survive completion of any offering of Registrable Shares in a registration statement. No
                     Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. [In the event any offering of Registrable Shares is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holders offering securities thereunder, the indemnification and/or contribution obligations of the Company and the Holders hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.]

       4.7 Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Article 4 may not be assigned by a Holder without the prior written consent of the Company.

       4.8 Amendment of Registration Rights. Any provision of this Article 4 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least [sixty-six and two-thirds percent (66-2/3%)] of the Registrable Shares. Any amendment or waiver effected in accordance with this Section 4.8 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article 4, Holders of Registrable Shares hereby agree to be bound by the provisions hereunder.

       4.9 "Market Stand-Off" Agreement. If requested by the Company as the representative of the underwriters of Registrable Shares (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Registrable Shares (or other securities) of the Company held by such each Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this Section 4.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Registrable Shares (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

       4.10 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as a Holder owns any Registrable Shares, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

5. Restrictions on Transfer of Securities. The undersigned (and each of the undersigned if more than one) hereby makes the following further agreements, representations and warranties regarding the restrictions on the transferability of the Securities:

       5.1 I agree that I will not directly or indirectly sell, assign, pledge, distribute, donate, or otherwise transfer or dispose of, or offer to do any of the foregoing with respect to, any of the Securities which I purchase from the Company, or any beneficial interest in such Securities, unless either (i) such Securities are registered under and sold in accordance with the Securities Act and the rules and regulations promulgated thereunder, and are registered or qualified under and sold in accordance with the provisions of any applicable state securities laws, or (ii) the Company has determined that exemptions from such registration and qualification requirements are available.

       5.2 I understand and agree that a legend will be stamped on each certificate representing the Securities substantially in the following form:

                     The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under the California Corporate Securities Law of 1968, as amended, or the securities laws of any other jurisdiction. The Securities represented hereby cannot be sold, assigned, pledged, distributed, donated or otherwise transferred or disposed of without such registration under the Securities Act and registration or qualification under applicable state securities laws, unless the Company determines that exemptions from such registration and qualification requirements are available.

       5.3 I understand and agree that the Company may issue such stop transfer instructions to its transfer agents, if any, as it may deem necessary to enforce the above transfer restrictions.

6. Joint Signers; Successors and Assigns. If this Agreement is signed by more than one person or entity, then the obligations of the undersigned shall be joint and several, and the acknowledgements, representations, warranties and agreements herein contained shall be deemed to be made by and be binding upon each such person or entity. This Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns.

7.     Miscellaneous.

       7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

       7.2 Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

       7.3 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

       7.4 This Agreement may be executed in counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

       7.5 In the case any provision of this agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. CERTIFICATION AS TO TAXPAYER IDENTIFICATION NUMBER & BACKUP WITHHOLDING AND NON-FOREIGN STATUS-SUBSTITUTE FORM W-9. SOCIAL SECURITY OR TAX ID NUMBER.

       Under penalties of perjury, I certify by my signature below that (1) the number shown on this form is my correct taxpayer identification number, (2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to back withholding, (3) I am not a non-resident alien for purposes of U.S. income taxation, (4) my home address (individual) or business address (entity) set forth in the Agreement is correct, and (5) if I become a non-resident alien, I will notify the Company within 60 days of doing so.

IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE PRESENTLY SUBJECT TO BACKUP WITHHOLDING, STRIKE OUT THE LANGUAGE UNDER (2) ABOVE BEFORE SIGNING.

9. Type of Ownership for the Securities Subscribed (Check the Appropriate Box)

              [ ]    INDIVIDUAL OWNERSHIP BY UNMARRIED PERSON

              [ ] OWNERSHIP BY MARRIED PERSON AS SOLE AND SEPARATE PROPERTY (if you live in a state which has community property laws, signatures of both spouses may be required)

              [ ]    COMMUNITY   PROPERTY   (signatures   of  both  spouses  are
                     required)

              [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP (both parties must sign)

              [ ]    TENANTS-IN-COMMON (both parties must sign)

              [ ]    CORPORATION*

              [ ]    PARTNERSHIP*

              [ ]    TRUST*

              [ ]    OTHER ENTITY*

              * Any person executing this Agreement on behalf of such entities hereby represents and agrees that: (i) he or she is duly authorized to act on behalf of such corporation, partnership, trust or other entity, (ii) such corporation, partnership, trust or other entity was formed on ________________________, 19__, and (iii) he or she will provide such information as the Company may request confirming the authority to sign on behalf of such entity.

10. Subscription Details and Execution. IN WITNESS WHEREOF, the undersigned hereby subscribe(s) for the amount of Securities indicated in the subscription price indicated below, provide(s) the information indicated, and execute(s) and deliver(s) this Agreement as of the date indicated. Following the Termination Date, the Company shall mail to you at the address indicated below original Warrants and stock certificates representing the purchased Shares.

              Subscription Price Enclosed: $_________________________
              (minimum purchase: $35,000; make checks payable to "EDNET, Inc.")

              Date of Execution: _______________, 1996

------------------------------------------------    ------------------------------------------------
      Investor #1 (Print or Type Name)                       Investor #2 (Print or Type Name)

------------------------------------------------    ------------------------------------------------
                Signature                                           Signature

------------------------------------------------    ------------------------------------------------
          Social Security or Tax ID #                          Social Security or Tax ID #

------------------------------------------------    ------------------------------------------------
            Residence Street Address                            Residence Street Address

------------------------------------------------    ------------------------------------------------
           City and State         Zip                          City and State         Zip

------------------------------------------------    ------------------------------------------------
              Residence Telephone                                 Residence Telephone

------------------------------------------------    ------------------------------------------------
              Business Name                                       Business Name

------------------------------------------------    ------------------------------------------------
            Business Address                                    Business Address

------------------------------------------------    ------------------------------------------------
          City and State         Zip                          City and State         Zip


------------------------------------------------    ------------------------------------------------
             Business Telephone                                  Business Telephone



Mail Correspondence to:                             Mail Correspondence to:

            [ ] Residence      [ ] Business                     [ ] Residence      [ ] Business




SUBSCRIPTION ACCEPTED:


EDNET, INC.


By:    ____________________________
       Thomas Kobayashi
       Chairman and
       Chief Executive Officer


Date: ___________, 1996

                                   Exhibit "A"

                                (Form of Warrant)

                                [to be attached]